As filed with the Securities and Exchange Commission on June 5, 2007.                                                  Registration No. 333-132985

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

POST EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
__________________

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DELTA AND PINE LAND COMPANY
(Exact name of Registrant as specified in its charter)

Delaware                                                                                                                         62-1040440
(State or other jurisdiction of incorporation or organization)                                                (I.R.S. Employer Identification No.)

One Cotton Row
Scott, Mississippi 38772
(Address of Principal Executive Offices including zip code)

DELTA AND PINE LAND COMPANY DEFINED CONTRIBUTION PLAN
(Full title of the plan)

Kenneth M. Avery
Vice President of Finance and Treasurer
One Cotton Row
Scott, MS 38772
(662) 742-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Sam D. Chafetz, Esq.
Baker, Donelson, Bearman, Caldwell & Berkowitz, PC
165 Madison Avenue
Memphis, TN 38103
(901) 577-2148

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (Registration No. 333-132985) of Delta and Pine Land Company (the “Company”) filed with the Securities and Exchange Commission on April 4, 2006 (the “Registration Statement”).

The Company entered into an Agreement and Plan of Merger, dated as of August 14, 2006, by and among Monsanto Company, a Delaware corporation ("Monsanto"), Monsanto Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Monsanto (the "Merger Sub"), and the Company (the "Merger Agreement"), providing for the merger of the Merger Sub with and into the Company, with the Company continuing as the surviving corporation.

In connection with the merger, the offering pursuant to the Registration Statement has been terminated. In accordance with undertakings made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities of the Company which remain unsold at the termination of the offering contemplated thereby, the Company hereby removes from registration all shares of the Common Stock registered but not sold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Scott, State of Mississippi, on this 5th day of June, 2007.

DELTA AND PINE LAND COMPANY

By: /s/ Kenneth M. Avery
Name: Kenneth M. Avery
Title:   Vice President - Chief Financial Officer and
    Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated, and as of the date first written above.

Signature	Title

/s/ Jon E. M. Jacoby*	Chairman of the Board
Jon E. M. Jacoby

/s/ W. Thomas Jagodinski*	President, Chief Executive Officer and Director
W. Thomas Jagodinski	(Principal Executive Officer)

/s/ Kenneth M. Avery	Vice President - Chief Financial Officer and Assistant
Kenneth M. Avery	Secretary (Principal Financial Officer)

/s/ F. Murray Robinson*	Vice Chairman and Director
F. Murray Robinson

/s/ Stanley P. Roth*	Vice Chairman and Director
Stanley P. Roth

/s/ Nam-Hai Chua*	Director
Nam-Hai Chua

/s/ Joseph M. Murphy*	Director
Joseph M. Murphy

/s/ Rudi E. Scheidt*	Director
Rudi E. Scheidt

*By: /s/ Kenneth M. Avery
    Kenneth M. Avery
    Attorney – in – fact
    June 5, 2007